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                                                                   EXHIBIT 23.03

                    [RYDER SCOTT COMPANY, L.P. LETTERHEAD]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
3TEC Energy Corporation
Houston, Texas

     As independent petroleum engineers, we hereby consent to the inclusion in this Registration Statement of 3TEC Energy Corporation on Form S-2, dated
April 28, 2000, of our summary letter, dated December 16, 1999, regarding our estimates of 3TEC Energy Corporation's proved oil and natural gas reserves as of December 31, 1999, and consent to all references to our Firm, including our reserve estimates of the oil and natural gas properties acquired by 3TEC Energy Corporation from Floyd Oil Company, Magellan Exploration, LLC, and the oil and natural gas properties included in the pending acquisition of properties owned by CWR Resources, Inc.

                                             RYDER SCOTT COMPANY, L.P.

                                             /s/ Ryder Scott Company, L.P.
                                             -----------------------------



Houston, Texas
April 26, 2000